UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 8, 2010

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2010, Radian Group Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated (“MS & Co.”), as the representative of the several underwriters listed therein (collectively, the “Underwriters”), relating to the sale of $400 million principal amount of its Convertible Senior Notes due 2017 (the “Notes”) and the grant to the Underwriters of an option to purchase up to an additional $50 million principal amount of Notes solely to cover over-allotments. On November 9, 2010, the Underwriters exercised this option in full. The Underwriting Agreement contains other terms and conditions, including indemnification rights and obligations of the parties thereto, that are generally customary for transactions of this nature. The transactions contemplated by the Underwriting Agreement are expected to close on November 15, 2010, subject to customary closing conditions. The foregoing description of terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

The Notes will be issued under a base indenture between the Company and U.S. Bank, National Association, as trustee, as supplemented by a supplemental indenture. The Notes will be the Company’s unsecured senior obligations. The Notes will pay interest semi-annually on May 15 and November 15 at a rate of 3.00% per year, and will mature on November 15, 2017. Prior to August 15, 2017, the Notes will be convertible only upon specified events and during specified periods and, thereafter, at any time. The Notes will initially be convertible at a conversion rate of 85.5688 shares of the Company’s common stock (the “Common Stock”) per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $11.69, representing a 32.5% conversion premium based on the closing price of $8.82 per share on November 8, 2010. The conversion rate will be subject to adjustment upon certain events. Upon conversion, the Company will pay cash up to the principal amount of the converted Notes and intends to settle the remainder of its conversion obligation, if any, in shares of Common Stock, but may settle the remainder in cash or a combination of cash and shares of Common Stock, at the Company’s option.

The offering is being made pursuant to an existing and effective shelf registration statement filed on Form S-3 (File No. 333-160657) with the Securities and Exchange Commission (the “SEC”), as supplemented by a final prospectus supplement dated November 8, 2010, and filed with the SEC on November 9, 2010 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (together, the “Registration Statement”).

Including the exercise of the over-allotment option, the net proceeds from this offering, after deducting the Underwriters’ discounts and estimated offering expenses, are expected to be approximately $437.2 million. The Company intends to use the net proceeds from the offering to fund working capital requirements and for general corporate purposes, which may include repayment or repurchase of its outstanding debt, including the Company’s 7.75% debentures and the Company’s 5.625% senior notes either before or at their respective scheduled maturity dates on June 1, 2011 and February 15, 2013, and additional capital support for its mortgage insurance business. In addition, the Company intends to use a portion of the proceeds to fund the capped call transactions described below.

In connection with the offering of the Notes, the Company also entered into capped call transactions with an affiliate of MS & Co. (the “Capped Call Transactions”), whose obligations have been guarantied by Morgan Stanley. The Capped Call Transactions each have an initial strike price equal to the initial conversion price of the Notes and a cap price initially equal to approximately $14.11, or approximately 160% of the last reported sale price of the Common Stock on the New York Stock Exchange on November 8, 2010 (in each case subject to certain anti-dilutive adjustments similar to those applicable to the Notes). The Capped Call Transactions initially cover approximately 38.5 million shares of the Common Stock, and are intended to offset the potential dilution to the Common

Stock and/or any potential cash payments that may be required to be made by the Company upon conversion of the Notes in excess of the principal amount of converted Notes, subject to the cap price. If, however, the market value per share of the Common Stock, as measured under the terms of the Capped Call Transactions, exceeds the applicable cap price of the Capped Call Transactions, the number of shares of Common Stock and/or the amount of cash the Company expects to receive upon the exercise of the Capped Call Transactions will be capped and the anti-dilutive and/or offsetting effect of the Capped Call Transactions will be limited. The Company paid approximately $46.1 million from the net proceeds from the issuance and sale of the Notes to purchase the Capped Call Transactions. The foregoing description of terms of the Capped Call Transactions is qualified in its entirety by reference to the confirmations for the Capped Call Transactions, which are filed as Exhibits 10.1 and 10.2 to this Current Report and are incorporated herein by reference.

Item 8.01	Other Events.

On November 9, 2010, the Company issued press releases announcing that it has priced the offering described in Item 1.01 and that the Underwriters have exercised their option to purchase an additional $50 million principal amount of the Notes to cover overallotments. Copies of the press releases are included as Exhibits 99.1 and 99.2 to this report and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated November 8, 2010.

10.1	Capped Call Confirmation (Reference No. 99AMQGZY8) dated as of November 8, 2010.

10.2	Capped Call Confirmation (Reference No. 99AMQM627) dated as of November 10, 2010.

99.1	Press Release dated November 9, 2010.

99.2	Press Release dated November 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: November 10, 2010	By:	/s/ C. Robert Quint
C. Robert Quint
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated November 8, 2010.

10.1	Capped Call Confirmation (Reference No. 99AMQGZY8) dated as of November 8, 2010.

10.2	Capped Call Confirmation (Reference No. 99AMQM627) dated as of November 10, 2010.

99.1	Press Release dated November 9, 2010.

99.2	Press Release dated November 9, 2010.